Kramer Levin Naftalis & Frankel LLP

Exhibit 8.1

November 4, 2021

Trinity Place Holdings Inc.

340 Madison Avenue, Suite 3C

New York, New York 10173

Re:	Rights Offering

Ladies and Gentlemen:

We have acted as tax counsel to Trinity Place Holdings Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Prospectus Supplement dated November 4, 2021 (the “Prospectus Supplement”), filed under the Registration Statement on Form S-3 (Registration No. 333-235276) (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission, relating to the issuance of up to 2,650,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) issuable upon exercise of non-transferable subscription rights (the “Rights”) to be distributed to holders of record of shares of the Common Stock as described in the Prospectus Supplement.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Prospectus Supplement and accompanying base prospectus dated January 30, 2020, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion, and we have assumed that the offering of the Rights will be consummated as described in the Prospectus Supplement. In addition, in rendering our opinion we have relied upon certain representations and information provided to us and statements of factual matters made by the Registrant, which we have neither investigated nor verified. We have assumed that such representations, information and statements are true, correct, complete and not breached, and that no actions that are inconsistent with such representations, information or statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned representations, information, statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Registrant in connection with the Registrant’s distribution of the Rights. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below and in the Prospectus Supplement, under presently applicable U.S. federal income tax law and administrative practice, the statements of law with respect to the receipt, lapse and exercise of the Rights set forth in the Prospectus Supplement under the section heading “U.S. Federal Income Tax Considerations” constitute our opinion as to the U.S. federal income tax considerations of the receipt, lapse and exercise of the Rights.

1177 Avenue of the Americas   New York NY 10036-2714   Phone 212.715.9100   Fax 212.715.8000

990 Marsh Road   Menlo Park CA 94025-1949   Phone 650.752.1700   Fax 650.752.1800

47 Avenue Hoche   75008 Paris France   Phone (33-1) 44 09 46 00   Fax (33-1) 44 09 46 01

Kramer Levin Naftalis & Frankel LLP

No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences related to the Rights under any non-U.S., or any state or local tax law. Furthermore, our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

We hereby consent to the discussion in the Prospectus Supplement under the heading “U.S. Federal Income Tax Considerations” and the filing of this opinion as an exhibit to the Company’s Form 8-K dated November 4, 2021. We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP